Exhibit 99.1

FOR IMMEDIATE RELEASE

SinoHub Receives Delinquency Letter from NYSE MKT

SHENZHEN — August 24, 2012 — SinoHub, Inc. (“SinoHub” or the “Company”) (NYSE MKT: SIHI), an electronics company whose main business is manufacturing and distributing custom, private-label mobile phones, announced today that on August 21, 2012 it received a delinquency letter from NYSE MKT (the  “Exchange”) informing the Company that its Form 10-Q for the quarter ended June 30, 2012 had not been received and that timely filing of such report is a condition for the Company’s continued listing on the Exchange as required in sections 134 and 1101 of the Exchange’s Company Guide.  .In order to maintain its listing, the Company must submit a plan by September 4, 2012 advising the Exchange of action it has taken, or will take, that will bring the Company into compliance with Sections 134 and 1101 of the Company Guide no later than November 19, 2012 (the “Plan”).

SinoHub is preparing a Plan to submit to the Exchange on or before September 4, 2012 and estimates that it will file its Form 10-Q for the quarter ended June 30, 2012 with the Securities and Exchange Commission on or about September 15, 2012 and that it will regain full compliance with the Exchange’s continued listing rules.

About SinoHub Inc.

SinoHub, Inc. (NYSE MKT: SIHI) is an electronics company based in Shenzhen, PR China which services clients worldwide. The Company's integrated contract manufacturing (ICM) business unit is currently focused on providing custom, private label mobile phones to customers in developing countries. This fast growing ICM segment is capitalizing on a trend by carriers and distributors to offer their own brands with features and functionality targeted at their local markets, including 3G smart phones, at competitive price points. The Company's electronic component sales and services (ECSS) business unit provides procurement-fulfillment, spot component sales and supply chain management (SCM) services to manufacturers and design houses. The company's SCM services include warehousing, delivery, import/export, and give its customers total transparency into their supply chains by delivering SinoHub SCM, a proprietary, Web-based software platform the company has been using for almost ten years. For more information, visit the Company's Web site at www.sinohub.com and the B2B Chips Web site at www.b2bchips.com .

Cautionary Statement Regarding Forward-looking Information

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the Company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements, including those factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Except as required by law, the company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future. For further information on factors which could impact SinoHub and the statements contained herein, see the "Risk Factors" included in Item 1A of the Company's amended Annual Report on Form 10-K/A filed with the Securities Exchange Commission on May 24, 2011. The company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:

SinoHub Inc. Grace Wang Tel: + 86-755-2661-1080 Email: grace.wang@sinohub.com